UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd
Petaluma, CA 94954
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Amended and Restated Credit Agreement and Loan and Security Agreement

On December 30, 2016, Enphase Energy, Inc. (the “Company”) entered into a Consent and Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), and a First Amendment to Loan and Security Agreement (the “First Amendment”) with Obsidian Agency Services, Inc. (“Obsidian”), wherein the Amended and Restated Credit Agreement with Wells Fargo and Loan and Security Agreement with Obsidian are now secured by substantially all of the assets of the Company.

The foregoing descriptions of the Third Amendment and First Amendment are not intended to be complete and are qualified in their entirety by reference to the full text of the Third Amendment and First Amendment, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the period ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2017	ENPHASE ENERGY, INC.
	By:	/s/ Paul B. Nahi
Paul B. Nahi
President and Chief Executive Officer